Exhibit 4.1

Exhibit “C”

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made this 21 day of March, 2016, by Rhino Resource Partners LP, a Delaware limited partnership (the “Company”) and Royal Energy Resources, Inc., a Delaware corporation (the “Purchaser”).

1.                                      Registration Rights.

1.1                               Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

(a)                                 “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b)                                 “Common Units” shall mean the common units of the Company.

(c)                                  The terms “Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

(d)                                 “Registrable Units” shall mean the Units.

(e)                                  “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such Registration and the reasonable fees and disbursements of counsel for the Selling Unitholders, as selling shareholders.

(f)                                   “Registration Statement” shall mean Form S-1 or Form S-3, whichever is applicable, in the form promulgated by the Commission or any substantially similar or successor form then in effect.

(g)                                  “Restriction Termination Date” shall mean, with respect to any Registrable Units, the earliest of (i) the date that such Registrable Units shall have been Registered and sold or otherwise disposed of in accordance with the intended method of distribution by the seller or sellers thereof set forth in the Registration Statement covering such securities or transferred in compliance with Rule 144 or another available exemption, and (ii) the date that an opinion of counsel to the Company containing reasonable assumptions (which opinion shall be subject to the reasonable approval of counsel to any affected Purchaser) shall have been rendered to the effect that any restrictive legend placed upon the Registrable Units under the Securities Act can be properly removed and such legend shall have been removed.

(i)                                    “Rule 144” shall mean Rule 144 promulgated by the Commission pursuant to the Securities Act and any successor rules thereto.

(j)                                    “Securities Act” shall mean the Securities Act of 1933, as amended.

(k)                                 “Securities Purchase Agreement” means the Securities Purchase Agreement entered into between the Purchaser and the Company and to which this Registration Rights Agreement is attached as Exhibit “C.”

(l)              “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Units pursuant to this Agreement.

(m)                             “Selling Unitholder” shall mean a holder of Registrable Units.

(n)                                 “Units” shall mean the Common Units issuable or issued to the Purchaser pursuant to the Securities Purchase Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Unit Purchase Agreement.

1.2          Piggyback Registration

(a)                                 Each time that the Company proposes to Register a public offering of its Common Units (including an offering of Common Units issuable upon conversion or exercise of other securities), the Company shall promptly give written notice of such proposed Registration to all holder of Registrable Units, which shall offer such holders the right to request inclusion of any Registrable Units in the proposed Registration.

(b)                                 Each holder of Registrable Units shall have ten (10) days or such longer period as shall be set forth in the notice from the receipt of such notice to deliver to the Company a written request specifying the number of shares of Registrable Units such holder intends to sell and the holder’s intended plan of disposition.

(c)                                  Upon receipt of a written request pursuant to Section 1.2 (b), the Company shall promptly use its best efforts to cause all such Registrable Units to be Registered, to the extent required to permit sale or disposition as set forth in the written request.

1.3       Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of Section 1.2 to include the Registration of any Registrable Units, the Company shall:

(a)                                 prepare and file with the Commission a Registration Statement with respect to such Registrable Units and use its best efforts to cause such Registration Statement to become and remain effective in accordance with Section 1.3(b) hereof, keeping each Selling Unitholder advised as to the initiation, progress and completion of the Registration;

(b)                                 prepare and file with the Commission such amendments and supplements to such Registration Statements and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for nine months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Units covered by such registration statement;

(c)                                  furnish to the Selling Unitholder such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Unitholder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Units;

(d)                                 at any time when a prospectus covered by such Registration Statement is required to be delivered under the Securities Act within the appropriate period mentioned in Section 2.3 (b) hereof, notify each Selling Unitholder of the happening of any event as a result of which the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, if prepared by the Company, furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing.

1.4          Expenses.

The Company shall pay all Registration Expenses incurred by the Company in complying with this Section 2; provided however that all underwriting discounts and selling commissions applicable to the Registrable Units covered by registrations shall be borne by the seller thereof.

1.5          Information Furnished by Purchaser.

It shall be a condition precedent to the Company’s obligations under this Agreement as to the Selling Unitholder that such Selling Unitholder furnish to the Company in writing such information regarding such Selling Unitholder and the distribution proposed by such Selling Unitholder as the Company may reasonably request.

1.6          Indemnification.

1.6.1       Company’s Indemnification of Purchasers.

The Company shall indemnify the Selling Unitholder, each of its officers, directors and  constituent partners, and each person controlling such Selling Unitholder, and each underwriter thereof, if any, and each of its officers, directors, constituent partners, and each person who controls such underwriter, against all claims, losses, damages or liabilities (or actions in respect thereof) suffered or incurred by any of them, to the extent such claims, losses, damages or liabilities arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or any related Registration Statement incident to any such Registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to actions or inaction required of the Company in connection with any such Registration; and the Company will reimburse such Selling Unitholder, each such underwriter, each of their officers, directors and constituent partners and each person who controls such Selling Unitholder or underwriter, for any legal and any other expenses as reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided however, that the indemnity contained in this Section 1.6.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission based upon written information furnished to the Company by such Selling Unitholder, underwriter, controlling person or other indemnified person and stated to be for use in connection with the offering of securities of the Company.

1.6.2       Selling Unitholder’s Indemnification of Company.

The Selling Unitholder shall indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s Registrable Units covered by a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) suffered or incurred by any of them and arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement or related prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Selling Unitholder of any rule or regulation promulgated under the Securities Act applicable to such Selling Unitholder and relating to actions or inaction required of such Selling Unitholder in connection with the Registration of the Registrable Units pursuant to such Registration Statement; and will reimburse the Company, such directors, officers, partners, persons, underwriters and controlling persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; such indemnification and reimbursement shall be to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Unitholder and stated to be specifically for use in connection with the offering of Registrable Units. Anything in the foregoing to the contrary notwithstanding, in no event shall the aggregate obligations of a Selling Unitholder under this Section 1.6.2 to all parties that may be entitled to indemnification hereunder exceed the amount of proceeds received by such Selling Unitholder in connection with such offering of Registrable Units.

1.6.3       Indemnification Procedure.

Promptly after receipt by an indemnified party under this Section 1.6 of notice of the commencement of any action which may give rise to a claim for indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 1.6, notify the indemnifying party in writing of the commencement thereof and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such claim, and shall be entitled to select counsel for the defense of such claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the parties entitled to indemnification shall have the, right to employ, separate counsel (reasonably satisfactory to the indemnifying party) to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless the named parties to such action or proceedings include both the indemnifying party and the indemnified parties and the indemnifying party or such indemnified parties shall have been advised by counsel that there are one or more legal defenses available to the indemnified parties which are different from or additional to those available to the indemnifying party (in which case, if the indemnified parties notify the indemnifying party in writing that they elect to employ separate counsel at the reasonable expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified parties, it being understood, however, that the indemnifying party shall not, in connection with any such action or proceeding or separate or substantially similar or related action or proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate counsel at any time for all indemnified parties, which counsel shall be designated in writing by the Purchasers of a majority of the Registrable Units).

1.6.4       Contribution.

If the indemnification provided for in this Section 1.6 from an indemnifying party is unavailable to an indemnified party hereunder in respect to any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information supplied by such indemnifying party or indemnified party and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action, suit, proceeding or claim.

2.             Covenants of the Company.

The Company agrees to:

(a)                                 Notify the holders of Registrable Units included in a Registration Statement of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

(b)                                 Take all other reasonable actions necessary to facilitate disposition of the Registrable Units by the holders thereof pursuant to the Registration Statement.

(c)                                  Prior to the filing of the Registration Statement or any amendment thereto (whether pre-effective or post-effective), and prior to the filing of any prospectus or prospectus supplement related thereto, the Company will provide the Selling Unitholder with copies of all pages thereto, if any, which reference such Selling Unitholder.

3.             Miscellaneous.

(a)                                 Notices required or permitted to be given hereunder shall be given in accordance with the notice provision of the Securities Purchase Agreement.

(b)                                 Failure of any party to exercise any right or remedy under this  Agreement or otherwise, or delay by a party in exercising such right or remedy, will not operate as a waiver thereof.  No waiver will be effective unless and until it is in writing and signed by the party giving the waiver.

(c)                                  This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Delaware.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(d)                                 This Agreement may not be assigned by the Purchaser unless notice of the assignment is provided to the Company, and the Company consents to the assignment thereof, which the Company will in all cases provide if the assignment is to an affiliate of the Purchaser or there is no change in beneficial holder.

(e)                                  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the parties hereto.

(f)                                   This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement.

IN WITNESS WHEREOF, the Company has executed this Agreement for the benefit of the Purchasers by its duly authorized officer as of the date first above written.

Rhino Resource Partners LP

By: Rhino GP LLC, its general partner

/s/ Joseph Funk
Name: Joseph Funk
Title: Chief Executive Officer

Royal Energy Resources, Inc.

/s/ William Tuorto
Name: William L. Tuorto
Title: Chief Executive Officer